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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Comverse Technology, Inc., on Form S-4 of our report dated February 5, 1997, appearing in the Annual Report on Form 10-K of Comverse Technology, Inc., for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


/s/  DELOITTE & TOUCHE LLP

New York, New York
November 25, 1997